Exhibit 99.1


                       Virage Logic Reports Second-Quarter
           Fiscal 2006 Results; Revenues up 11% and Royalties up 46%
         Sequentially; GAAP EPS of $0.01, Including $0.05 Per Share of
                   After-Tax Stock-Based Compensation Expense


    FREMONT, Calif.--(BUSINESS WIRE)--May 3, 2006--Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP(TM) and leading provider of semiconductor intellectual property (IP) platforms, today reported its financial results for the second fiscal quarter ended March 31, 2006.
    Revenues for the second quarter of fiscal 2006 were $15.2 million, compared with $12.8 million for the second quarter of fiscal 2005 and $13.7 million for the first quarter of fiscal 2006. License revenue for the second quarter of fiscal 2006 was $10.4 million, compared with $10.1 million for the second quarter of fiscal 2005 and $10.4 million for the previous quarter. Royalties for the second quarter of fiscal 2006 were $4.8 million, up 81 percent from $2.7 million for the second quarter of fiscal 2005 and up 46 percent from $3.3 million for the first quarter of fiscal 2006.
    As reported under U.S. generally accepted accounting principles
(GAAP), net income for the second quarter of fiscal 2006 was $176,000, or $0.01 per share, compared with a net loss of $(988,000), or $(0.04) per share for the same period a year ago and with a net loss of $(242,000) or $(0.01) per share for the first quarter of fiscal 2006.
    Net income for the second quarter of fiscal 2006 included $1.9 million of stock-based compensation expense per the adoption of FAS123R. Excluding the effects of FAS123R, the company would have reported net income of $1.3 million, or $0.06 per share. The exclusion of FAS123R from our net income represents a non-GAAP measure provided by the company to allow comparability to prior fiscal periods.
    "Our historical emphasis on developing semiconductor intellectual property for advanced process nodes allowed us to post strong, profitable royalty growth, moving us to the next level in royalty revenues as designs based on these nodes continued to ramp in volume," said Adam Kablanian, CEO and President. "Our future success demands the efficient development of performance optimized semiconductor IP at the advanced process nodes. During the quarter, we have taken first steps toward the expansion of our engineering development capacity and the build out of scalable infrastructure around our business processes to further improve our ability to drive leadership at the advanced process nodes of 90-nanometer and below."
    Virage Logic also announced today its business outlook for the third quarter of fiscal 2006 ending June 30, 2006. The company currently anticipates total revenues of approximately $15.2 million to $15.7 million, including royalties of approximately $4.3 million to $4.6 million. The company expects to report GAAP net income of approximately $0.00 to $0.01 per share. The company also expects $1.8 million of stock-based compensation expense per FAS123R. Without the impact of stock-based compensation expense, the company would expect earnings per diluted share of $0.06 to $0.07 for the third fiscal quarter. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.
    Virage Logic's management plans to hold a teleconference on second-quarter 2006 results at 1:30 p.m. PT / 4:30 p.m. ET today. A live webcast of management's teleconference regarding second-quarter results will be available to all investors, and an archived webcast will be available from May 3, 2006 until May 3, 2007 on the Investor Relations page of Virage Logic's website at http://www.viragelogic.com. In addition, a telephonic replay will be available through May 10, 2006 at (719) 457-0820, access code 2005940.

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Now, as the company celebrates its 10th anniversary, it is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon(TM) Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to industry and company trends, business outlook and products. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

    All trademarks are the property of their respective owners and are protected herein.



                       Virage Logic Corporation
            Unaudited Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                                  Three Months Ended Six Months Ended
                                  ------------------ -----------------
                                       March 31,          March 31,
                                     2006      2005     2006     2005
                                   -------   -------  -------  -------
Revenues:
  License                         $10,358   $10,109  $20,768  $23,171
  Royalties                         4,838     2,675    8,153    5,472
                                   -------   -------  -------  -------
    Total revenues                 15,196    12,784   28,921   28,643
Cost and expenses:
  Cost of revenues                  3,500     3,102    7,215    6,139
  Research and development          5,328     5,089   10,956    9,862
  Sales and marketing               4,299     4,170    8,559    7,983
  General and administrative        2,709     2,109    5,465    4,043
  Stock-based compensation              -       339        -      339
                                   -------   ------- --------  -------
    Total cost and expenses        15,836    14,809   32,195   28,366
                                   -------   -------  -------  -------
Operating income (loss)              (640)   (2,025)  (3,274)     277
Interest income and other, net        665       444    1,284      738
                                   -------   -------  -------  -------
Income (loss) before taxes             25    (1,581)  (1,990)   1,015
Income tax provision (benefit)       (151)     (593)  (1,924)     264
                                   -------   -------  -------  -------

Net income (loss)                 $   176   $  (988) $   (66) $   751
                                   =======   =======  =======  =======

Earnings (loss) per share:
    Basic                           $0.01    $(0.04)  $(0.00)   $0.03
    Diluted                         $0.01    $(0.04)  $(0.00)   $0.03

Shares used in computing per share amounts:
    Basic                          22,302    22,140   22,314   21,959
    Diluted                        23,011    22,140   22,314   23,252


                       Virage Logic Corporation
                 Unaudited Consolidated Balance Sheets
                            (In thousands)

                                              March 31,  September 30,
                                                2006         2005
                                            ------------ -------------

ASSETS:
Current assets:
  Cash and cash equivalents                 $    28,225  $     26,841
  Short-term investments                         38,747        34,410
  Accounts receivable, net                       16,814        14,201
  Costs in excess of related billings on
   uncompleted contracts                            760           896
  Prepaid expenses and other current assets       3,943         4,517
  Taxes receivable                                  430           493
                                             -----------  ------------
    Total current assets                         88,919        81,358

  Property, equipment and leasehold
   improvements, net                              4,366         5,093
  Goodwill                                        9,782         9,782
  Other intangible assets, net                    2,183         2,375
  Deferred tax assets                            10,788         8,604
  Long-term investments                           4,681         6,587
  Other long term assets                            254           695
                                             -----------  ------------

    Total assets                            $   120,973  $    114,494
                                             ===========  ============


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                          $     1,111  $        770
  Accrued expenses                                4,402         3,623
  Deferred revenue                                8,422         8,440
  Income taxes payable                            1,373         1,441
                                             -----------  ------------
    Total current liabilities                    15,308        14,274
  Deferred tax liabilities                          852           852
                                             -----------  ------------
    Total liabilities                            16,160        15,126

 Stockholders' equity:
  Common stock                                       23            23
  Additional paid-in capital                    126,053       120,548
  Accumulated other comprehensive income
   (loss)                                            58            52
  Accumulated deficit                           (21,321)      (21,255)
                                             -----------  ------------
    Total stockholders' equity                  104,813        99,368
                                             -----------  ------------

      Total liabilities and stockholders'
       equity                               $   120,973  $    114,494
                                             ===========  ============



    CONTACT: Virage Logic Corporation
             Jens Meyerhoff, 510-360-8025
             jens.meyerhoff@viragelogic.com